EXHIBIT 99.1

REPORT OF INDEPENDENT AUDITORS

The Stockholders and Board of Directors

Avid Health, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Avid Health, Inc. and Subsidiaries (the Company) as of December 31, 2011, and the related consolidated statements of income, changes in stockholders’ deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Avid Health, Inc. and Subsidiaries as of December 31, 2011, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Portland, Oregon

December 7, 2012

AVID HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2011

(in thousands)

ASSETS
CURRENT ASSETS
Cash	$927
Accounts receivable, net	28,939
Inventory	22,667
Prepaid expenses and deposits	1,100
Net deferred tax assets	1,954

Total current assets	55,587

PROPERTY, PLANT, AND EQUIPMENT
Machinery and equipment	24,877
Leasehold improvements	11,849
Furniture and office equipment	1,240
Vehicles	75
Construction work in process	279

38,320
Less accumulated depreciation and amortization	9,536

Net property, plant, and equipment	28,784

OTHER ASSETS	1,974

Total assets	$86,345

AVID HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2011

(in thousands)

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Book overdraft	$5,173
Line of credit	5,066
Trade accounts payable	11,384
Accrued expenses	5,466
Income taxes payable	1,367
Current portion of long-term debt	6,000
Current portion of related party long-term debt	5,400

Total current liabilities	39,856

LONG-TERM LIABILITIES
Long-term debt, net of current portion	31,000
Long-term debt, related party, net of current portion	21,600
Deferred tax liability	6,336

Total long-term liabilities	58,936

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value, authorized 7,100,000 shares
Class B common stock - authorized 5,600,000 shares, 5,525,520 shares issued and outstanding	55
Class C common stock - authorized 1,500,000 shares, 920,920 shares issued and outstanding	9
Stockholders’ deficit	(12,511)

Total stockholders’ deficit	(12,447)

Total liabilities and stockholders’ deficit	$86,345

AVID HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2011

(in thousands)

NET SALES	$198,467
COST OF GOODS SOLD	121,672

GROSS PROFIT	76,795

EXPENSES
Selling, general and administrative	29,778
Research and development	1,275

TOTAL EXPENSES	31,053

OPERATING INCOME	45,742

OTHER INCOME (EXPENSE)
Interest expense	(1,914)
Interest income	4
Other	(6)

(1,916)

NET INCOME BEFORE INCOME TAXES	43,826
INCOME TAXES	14,243

NET INCOME	$29,583

AVID HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands, except share amounts)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2011	5,525,520	55	—	(5,978)	(5,923)
Issuance of common stock	920,920	9	—	(9)	0
Dividends	—	—	—	(36,107)	(36,107)
Net income	—	—	—	29,583	29,583

Balance at December 31, 2011	6,446,440	$64	$—	$(12,511)	$(12,447)

AVID HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$29,583
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	2,891
Non-cash interest expense related to amortization of loan costs	592
Loss on disposal of equipment	6
Deferred income taxes	3,605
Change in assets and liabilities
Accounts receivable	(10,601)
Inventory	(3,830)
Prepaid expenses and deposits	(4)
Trade accounts payable	4,440
Accrued expenses	1,908
Income taxes payable	365

Net cash from operating activities	28,955

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	29
Purchase of property, plant, and equipment	(13,022)

Net cash from investing activities	(12,993)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on book overdraft	2,170
Borrowings on line of credit	5,066
Payment of loan fees and transaction costs	(310)
Payments on long-term debt	(14,125)
Dividends paid	(9,107)

Net cash from financing activities	(16,306)

CHANGE IN CASH	(344)
CASH, beginning of year	1,271

CASH, end of year	$927

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Note payable issued for accrued dividend	$27,000

Stock dividend	$9

Note 1 – Nature of Operations

Avid Health, Inc. is a holding company incorporated under the laws of the State of Washington. Avid Health, Inc. conducts business in the nutritional supplement industry through four wholly-owned subsidiaries, Northwest Natural Products, Inc., Nutrition Now, Inc., Supplement Sciences, Inc., and International Supplement Sciences, Inc. and is headquartered in Vancouver, Washington (collectively, the “Company”). Northwest Natural Products, Inc. is a sales and distribution company primarily selling to distributors and large retail customers. Nutrition Now, Inc. is a sales and distribution company primarily selling to small and medium sized retail customers. Supplement Sciences, Inc. is a manufacturing company responsible for manufacturing all of the products sold by Northwest Natural Products, Inc. and International Supplement Sciences, Inc. is located in Canada and has limited activity.

The Company’s product line includes vitamins, herbal supplements, and special formulas. The Company manufactures and sells its products through distributors, brokers, and direct sales primarily in the United States with sales also occurring in Canada, Mexico, Europe, and Asia.

The Company elected S corporation status as of January 1, 2012.

On October 1, 2012, 100% of the equity of the Company was acquired by Church & Dwight Co., Inc. for approximately $650 million. The Company was subsequently merged into Church & Dwight Co., Inc. All outstanding indebtedness of the Company was extinguished concurrent with the acquisition.

Note 2 – Summary of Significant Accounting Policies

Principles of consolidation – The accompanying consolidated financial statements include the accounts of Avid Health, Inc. and its wholly-owned subsidiaries, Northwest Natural Products, Inc., Nutrition Now, Inc., Supplement Sciences, Inc., and International Supplement Sciences, Inc. All significant intercompany balances and transactions have been eliminated.

Cash equivalents – The Company considers all highly liquid investment securities purchased with a maturity of three months or less to be cash equivalents. To the extent outstanding checks exceed the Company’s bank balances, the Company records the overdraft as a current liability.

Accounts receivable – Accounts receivable are recorded when invoices are issued and written off when they are determined to be uncollectible. The Company provides allowances for payment term discounts and other charges and doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s historical losses, review of specific problem accounts, existing economic conditions, and the financial stability of its customers. Generally, the Company considers trade receivables past due after 30 days or 60 days, depending upon the customer. Allowances totaled $5,538 at December 31, 2011.

Concentration of credit risk – The Company’s financial instruments that are exposed to concentration of credit risk consist primarily of cash and trade receivables. The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. Credit is extended to customers generally without collateral requirements. Three customers account for approximately 77% of trade receivables as of December 31, 2011.

Inventory – Inventory consisting primarily of nutritional supplements and related packaging material is stated at the lower of cost (first-in, first-out basis) or market. Abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) are recognized as period costs and not capitalized into inventory. Fixed production overhead costs are allocated to inventories based upon normal capacity of production facilities.

The Company monitors and analyzes inventory on a regular basis. Cycle counts are taken periodically to verify inventory levels. In addition, the Company analyzes movement of items within inventory in an effort to determine the likelihood that inventory will be sold or used before expiration dates are reached. The Company records an impairment charge for that portion of inventory that they believe is unlikely to be sold or used before expiration dates are reached.

Property, plant, and equipment – Property, plant, and equipment are recorded at cost and include expenditures for items which substantially increase the useful lives of the existing property, plant, and equipment. Expenditures for normal repairs and maintenance are charged to operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to ten years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the lease term (including renewal periods that are reasonably assured). Depreciation and amortization expense totaled $2,891 for the year ended December 31, 2011.

Long-lived assets are reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management compares the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized. No impairment has occurred for the year ended December 31, 2011.

Other assets – Other assets consist of transaction costs which include loan fees and other costs associated with financing transactions and are amortized over the term of the related debt using the straight-line method, which approximates the effective interest method.

Revenue recognition – The Company recognizes revenue upon shipping terms to the customer and the point at which risk of loss is transferred. Net sales represent product sales less actual and estimated returns, spoilage allowances, allowances for products deemed to be unsaleable by the customers, and slotting fees, rebates, and other expenditures. Estimates and allowances are based upon known claims and an estimate of additional returns when the amount of future returns can be reasonably estimated.

Shipping and handling costs – The Company expenses shipping and handling costs to cost of goods sold as products are shipped.

Sales taxes – Sales are presented net of sales taxes. The obligation is included in accrued liabilities until the taxes are remitted to the appropriate taxing authorities.

Advertising – The Company expenses advertising costs as incurred. Advertising expense was $8,082 for the year ended December 31, 2011.

Research and development – The Company expenses research and development costs as incurred. Research and development expense was $1,275 for the year ended December 31, 2011.

Stock-based compensation – The Company has a stock-based employee compensation plan, which is described more fully in Note 11. The Company accounts for the value of stock options issued to employees as an expense.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the accounts receivable allowances, valuation of inventory, the net realizable value of property, plant, and equipment, the fair value of stock-based compensation and valuation of deferred tax assets.

Consolidation of variable interest entities – Management evaluates the Company’s explicit and implicit variable interests to determine if they have any variable interests in VIEs. The analysis includes consideration of the design of the entity, its organizational structure, including decision making ability over the activities that most significantly impact the VIE’s economic performance. Generally accepted accounting principles require a reporting entity to consolidate a VIE when the reporting entity has a variable interest, or combination of variable interest, that provides it with a controlling financial interest in the VIE. See Note 7.

Income taxes – The Company files income tax returns in the U.S. federal jurisdiction. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. There was no valuation allowance at December 31, 2011. The factors used to assess the likelihood of realization include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Failure to achieve forecasted taxable income in applicable tax jurisdictions could affect the ultimate realization of deferred tax assets and could result in an increase in the Company’s effective tax rate on future earnings.

The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes penalties and interest accrued related to unrecognized tax benefits as a component of income tax expense.

The Company is subject to taxes in the U.S. federal jurisdiction. Generally, the Company is no longer subject to U.S. federal income tax examination for tax years ended before December 31, 2008. However, to the event allowed by law, the tax authorities may have the right to examine prior periods where net operating losses or tax credits were generated and carried forward, and make adjustments up to the amount of the net operating loss or credit carryforward amount. The Company is not currently under examination in any income tax jurisdictions.

Subsequent events – Subsequent events are events or transactions that occur after the consolidated balance sheet date but before the consolidated financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated balance sheet, including estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the consolidated balance sheet but arose after the consolidated balance sheet date and before the consolidated financial statements are issued. The Company has evaluated subsequent events through December 7, 2012, the date the consolidated financial statements were issued.

Note 3 – Inventory

Inventory consists of the following at December 31:

2011
Raw materials	$14,361
Work in process	1,903
Finished goods	6,403

Total inventory	$22,667

Note 4 – Income Taxes

Deferred tax assets and liabilities at December 31 include the tax effects of temporary differences as follows:

2011
Deferred tax assets
Allowance for returns, claims, and doubtful accounts	$789
Inventory	731
Accrued rent liability	171
Accrued wages and vacation	118
Foreign exchange reserve	15
Capitalized legal costs related to trademarks and patents	175
Other accruals	8
Accrued bonus	350
Foreign tax credit	24

$2,381

Deferred tax liabilities
Prepaid expenses	$228
Accelerated tax depreciation	6,535

$6,763

The Company’s provision for income taxes differs from the statutory federal rate applied to income before income taxes primarily due to nondeductible/nontaxable items under federal tax code, including the IRC Section 199 domestic production activities deduction.

The components of the provision for income taxes for the year ended December 31 are as follows:

2011
Current	$10,638
Deferred	3,605

$14,243

Cash paid for income taxes was $10,250 in 2011.

Effective January 1, 2012, the Company elected S corporation status.

Note 5 – Line of Credit

At December 31, 2011, the Company maintains a $25,000 revolving line of credit with financial institutions, maturing December 2016. Interest is payable monthly on the outstanding principal balance at the LIBOR or Federal Funds rate plus a margin dependent on the Company’s prior-quarter leverage ratio (4.50% at December 31, 2011). Additionally, a tiered fee is payable on unused commitments also based on the Company’s prior-quarter leverage ratio. This fee was 0.30% at December 31, 2011. The line is subject to certain restrictive covenants and secured by substantially all Company assets. The outstanding balance at December 31, 2011 was $5,066.

Note 6 – Long Term Debt

December 31, 2011
Term note	$37,000
Subordinated term note	27,000

64,000
Less current portion	11,400

$52,600

Term note – Payable to financial institutions with interest at the LIBOR floor rate plus a margin dependent on the Company’s prior-quarter leverage ratio (total interest rate of 2.81% at December 31, 2011). The loan is collateralized by substantially all Company assets and subject to certain restrictive covenants. The loan principal is payable in quarterly amounts of $1,500 beginning March 31, 2012. The Company has two interest rate cap agreements (initial notional amounts of $15,063 and $14,000) with a financial institution to cap rates at 5.00% and 6.00%, expiring December 2013 and September 2012. The cost of this agreement is included in other assets. The Company has determined the fair value of the interest rate cap agreement to be nominal.

Subordinated term note – Payable to a stockholder resulting from a dividend payment with interest at 3.0%. This note is subject to certain restrictive covenants and additional provisions upon a significant change in ownership. Payments of $5,400, plus accrued interest, are due annually on December 31, 2012 through December 31, 2016.

Future maturities on long-term debt are as follows as of the year ended December 31:

2012	$11,400
2013	11,400
2014	11,400
2015	11,400
2016	18,400

$64,000

Cash paid for interest was $1,321 in 2011. Concurrent with the sale of the Company to Church & Dwight Co., Inc., on October 1, 2012, all outstanding indebtedness of the Company was extinguished.

Note 7 – Related Party Transactions

Debt – In December 2011, the Company entered into a $27,000 subordinated term note with a stockholder, maturing December 2016. Interest accrues on the outstanding principal balance at 3.00%. No cash was paid for interest in 2011. At December 31, 2011, the current portion totaled $5,400. Concurrent with the sale of the Company to Church & Dwight Co., Inc., on October 1, 2012, all outstanding indebtedness of the Company was extinguished.

Facility leases – The Company maintains 5-year and 10-year triple-net operating leases for approximately 418,000 square feet of office, warehouse, mezzanine, and yard space with options to renew from various real estate entities related by common ownership. The Company is not contractually exposed to losses of the related-party leasing entities if any such losses should occur.

Following is a schedule of future minimum lease payments for years ending December 31:

2012	$2,108
2013	2,144
2014	2,172
2015	1,271
2016	900
Thereafter	3,598

$12,193

These future minimum lease payments include lease renewal periods as management intends to renew as leases terminate. Rent expense for these leases was $2,073 for the year ended December 31, 2011.

The Company has determined the related entities, which are owner-financed through a combination of related party loans and equity contributions, are variable interest entities and has also determined it is not the primary beneficiary because the Company does not have the power to direct activities of the related entities that most significantly impact the related entities’ economic performance. In addition, the Company is not contractually exposed to losses of the related-party leasing entities if any such losses should occur. The activities for which the power to direct was evaluated in making this determination included identification of real estate and negotiating real estate acquisitions, development decisions, evaluation of whether to sell or hold and operate rental real estate, and negotiation and acceptance of lease terms. Accordingly, the Company has not consolidated the related entities.

Note 8 – Retirement Plan

The Company sponsors a 401(k) profit sharing plan covering substantially all of its employees. Profit sharing and employer matching contributions are made at the discretion of management. Employer matching contributions of $0.50 for every $1 of employee contributions up to 15% of eligible compensation totaled $220 for the year ended December 31, 2011. There have been no profit sharing contributions for the year ended December 31, 2011.

Note 9 – Concentrations, Commitments, and Contingencies

Customer concentration – Three customers account for approximately 71% of sales for the year ended December 31, 2011.

Product concentration – Two of the Company’s products accounted for approximately 46% of sales for the year ended December 31, 2011.

Operating leases – The Company leases warehouse and office space in Vancouver, Washington and British Columbia, Canada under noncancellable operating leases. The original lease terms range from 3 to 5 years and expire in 2012 through 2014 with options to renew.

Payments due on operating leases with unrelated parties for years subsequent to December 31, 2011 are as follows:

2012	$322
2013	312
2014	208

$842

Rent expense for these operating leases was $336 for the year ended December 31, 2011.

Claims – In the ordinary course of business, the Company may be subject to potential claims related to labor, product, and other matters. Management believes there are no pending claims that may have a material adverse effect on the Company’s financial position or results of operations. Were such a claim to occur, the Company would record a contingent liability in the period in which the effect becomes reasonably estimable.

Note 10 – Capital Stock

The Board of Directors of the Company has the authority to issue preferred stock and establish specific rights and privileges upon issuance. The classes of common stock in Avid Health, Inc. have various rights and privileges as established in the articles of incorporation and shareholder agreement.

Note 11 – Stock Option Plan

The Company established the 2005 Stock Incentive Plan (the Plan) to offer selected individuals non-qualified options (NQO’s) to acquire shares of Class C common stock. Under the Plan, the Company is authorized to grant options for up to 500,000 shares. Remaining shares available for grants amount to 226,250 at December 31, 2011. The exercise price of each option is equal to the market price of the Company’s stock on the date of the grant. NQO’s granted under the Plan are exercisable for ten years from the date of the grant and shares generally vest equally over four years. The options may become fully vested and are subject to forfeiture under certain circumstances. The following is a summary of option activity under the Plan:

	Number of Options	Weighted Average Exercise Price
Outstanding – January 1, 2011	365,000	0.30
Purchase of options by the Company	(91,250)	0.10

Outstanding – December 31, 2011	273,750	0.37

The Company purchased 91,250 options in 2011 for consideration of $1,639, which was recorded as an operating expense. The option purchase was a one-time transaction and the Company does not have a policy or historical practice of repurchasing outstanding options.

The number of options exercisable is 273,750 with a weighted average exercise price of $0.37 at December 31, 2011.

The following is a summary of non-vested options:

	Number of Options	Fair Value at Date of Grant
Outstanding – January 1, 2011	28,750	$22
Vested during the year	(28,750)	(22)

Balance, December 31, 2011	—	$—

During the year ended December 31, 2011, all options vested. The Company has determined the value of the options at the date of grant to be immaterial and has not recognized compensation expense.